UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 26, 2013
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

Retirement of Mr. Jerome Cooper as Chairman of the Board

On February 26, 2013, Mr. Jerome Cooper notified GTJ REIT, Inc. (the “Company”) that he would be retiring from his position as Chairman of the Board of Directors of the Company (the “Board”), effective as of December 31, 2013.  Mr. Cooper will continue to serve the Company as a member of the Board with the title of Chairman Emeritus.  Mr. Cooper will continue to serve as the Company’s Chairman of the Board through year-end in order to ensure a smooth transition to his successor.

In addition, the Board approved a reduction in Mr. Cooper’s salary to $100,000 per year, effective March 1, 2013.

Appointment of Mr. Paul A. Cooper as Chairman of the Board

In addition, the Board voted to appoint Mr. Paul A. Cooper, the Company’s Chief Executive Officer and a member of its Board of Directors, to serve as Chairman of the Board, effective January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013	GTJ REIT, INC.

By: /s/ Paul Cooper
Paul Cooper
Chief Executive Officer